AGREEMENT AND PLAN OF REORGANIZATION

In order to consummate the Reorganization (as defined in Section 1(b) below) and in consideration of the promises and the covenants and agreements hereinafter set forth, and intending to be legally bound, John Hancock Patriot Preferred Dividend Fund, a Massachusetts business trust and a registered closed-end investment company, File No. 811-07590 (the "Target Fund") and John Hancock Patriot Premium Dividend Fund II (the "Acquiring Fund" and together with the Target Fund, the "Funds"), a Massachusetts business trust and a registered closed-end investment company, File No. 811-05908, each hereby agree as follows:

1.   Representations and Warranties of the Acquiring Fund.

The Acquiring Fund represents and warrants to, and agrees with, the Target Fund that:

     (a) The Acquiring Fund is a Massachusetts business trust, with transferable shares, duly organized, validly existing under, and in good standing in conformity with, the laws of The Commonwealth of Massachusetts, and has the power to own all of its assets and to carry out its obligations under this Agreement. The Acquiring Fund has all necessary federal, state and local authorizations to carry on its business as it is now being conducted and to carry out this Agreement.

     (b) The Acquiring Fund is duly registered under the Investment Company Act of 1940, as amended (the "1940 Act") as a diversified, closed-end management investment company and such registration has not been revoked or rescinded and is in full force and effect. The Acquiring Fund has elected and qualified for the special tax treatment afforded regulated investment companies ("RICs") under Section 851 of the Internal Revenue Code of 1986, as amended (the "Code") at all times since its inception and intends to continue to so qualify until consummation of the reorganization contemplated hereby (the "Reorganization") and thereafter.

     (c) The Acquiring Fund has furnished the Target Fund with the Acquiring Fund's Annual Report to Shareholders for the fiscal year ended October 31, 2006, and the audited financial statements appearing therein, having been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, fairly present the financial position of the Acquiring Fund as of the respective dates indicated, in conformity with accounting principles generally accepted in the United States applied on a consistent basis.

     (d) An unaudited statement of assets, liabilities and capital of the Acquiring Fund and an unaudited schedule of investments of the Acquiring Fund, each as of the Valuation Time (as defined in Section 3(e) of this Agreement), will be furnished to the Target Fund, at or prior to the Closing Date (as defined in Section 7(a) herein), for the purpose of determining the number of Acquiring Fund Common Shares and Acquiring Fund DARTS (each as defined in Section 1(e) herein) to be issued pursuant to
     Section 3(a) of this Agreement; each will fairly present the financial position of the Acquiring Fund as of the Valuation Time in conformity with generally accepted accounting principles applied on a consistent basis.

     (e) The Acquiring Fund has full power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action of its Board of Trustees, and this Agreement constitutes a valid and binding contract enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto.

     (f) There are no material legal, administrative or other proceedings pending or, to the knowledge of the Acquiring Fund, threatened against it which assert liability on the part of the Acquiring Fund or which materially affect its financial condition or its ability to consummate the Reorganization. The Acquiring Fund is not charged with or, to the best of its knowledge, threatened with any violation or investigation of any possible violation of any provisions of any federal, state or local law or regulation or administrative ruling relating to any aspect of its business.

     (g) The Acquiring Fund is not obligated under any provision of its Declaration of Trust dated September 26, 1989, as amended, or its by-laws, as amended, and is not a party to any contract or other commitment or obligation, and is not subject to any order or decree, which would be violated by its execution of or performance under this Agreement, except insofar as the Funds have mutually agreed to amend such contract or other commitment or obligation to cure any potential violation as a condition precedent to the Reorganization.

     (h) There are no material contracts outstanding to which the Acquiring Fund is a party that have not been disclosed in the N-14 Registration Statement (as defined in subsection (k) below) or that will not otherwise be disclosed to the Target Fund prior to the Valuation Time.

     (i) The Acquiring Fund has no known liabilities of a material amount, contingent or otherwise, other than those shown on its statements of assets, liabilities and capital referred to in subsection (c) above, those incurred in the ordinary course of its business as an investment company, and those incurred in connection with the Reorganization. As of the Valuation Time, the Acquiring Fund will advise the Target Fund in writing of all known liabilities, contingent or otherwise, whether or not incurred in the ordinary course of business, existing or accrued as of such time, except to the extent disclosed in the financial statements referred to in subsection (c) above.

     (j) No consent, approval, authorization or order of any court or government authority or self-regulatory organization is required for the consummation by the Acquiring Fund of the Reorganization, except such as may be required under the rules of the New York Stock Exchange ("NYSE"), Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act") and the 1940 Act or state securities laws (which term as used herein shall include the laws of the District of Columbia and Puerto Rico).

     (k) The registration statement filed by the Acquiring Fund on Form N-14, which includes the proxy statement of the Target Fund and the Acquiring Fund with respect to the transactions contemplated herein (the "Joint Proxy Statement/Prospectus"), and any supplement or amendment thereto or to the documents therein (as amended or supplemented, the "N-14 Registration Statement"), on its effective date, at the time of the shareholders' meetings referred to in Section 8(a) and Section 9(a) of this Agreement and at the Closing Date, insofar as it relates to the Acquiring Fund, (i) complied or will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder, and (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Joint Proxy Statement/Prospectus included therein did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection only shall apply to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information furnished by the Acquiring Fund for use in the N-14 Registration Statement.

     (l) The Acquiring Fund is authorized to issue an unlimited number of common shares of beneficial interest, no par value (the "Acquiring Fund Common Shares"), and an unlimited number of preferred shares of beneficial interest, no par value. The Board of Trustees of the Acquiring Fund has designated 598 preferred shares as Dutch Auction Rate Transferable Securities, Series A and 598 preferred shares as Dutch Auction Rate Transferable Securities, Series B (collectively, "Acquiring Fund DARTS"). Each outstanding Acquiring Fund Common Share and each Acquiring Fund DARTS share is fully paid and, nonassessable, and has full voting rights and no shareholder of the Acquiring Fund shall be entitled to any preemptive or other similar rights. In regard to the statement that the Acquiring Fund Common Shares and Acquiring Fund DARTS are non-assessable, it is noted that the Acquiring Fund is an entity of the type commonly known as a "Massachusetts business trust." Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Acquiring Fund.

     (m) The Acquiring Fund Common Shares and the Acquiring Fund DARTS to be issued to the Target Fund pursuant to this Agreement will have been duly authorized and, when issued and delivered pursuant to this Agreement, will be legally and validly issued and will be fully paid and, nonassessable and will have full voting rights, and no shareholder of the Acquiring Fund will have any preemptive right of subscription or purchase in respect thereof.

     (n) At or prior to the Closing Date, the Acquiring Fund Common Shares to be transferred to the Target Fund for distribution to the shareholders of the Target Fund on the Closing Date will be duly qualified for offering to the public in all states of the United States in which the sale of shares of the Funds presently are qualified, and there will be a sufficient number of such shares registered under the 1933 Act and, as may be necessary, with each pertinent state securities commission to permit the transfers contemplated by this Agreement to be consummated.

     (o) At or prior to the Closing Date, the Acquiring Fund DARTS to be transferred to the Target Fund on the Closing Date will be duly qualified for offering to the public in all states of the United States in which the sale of DARTS of the Target Fund presently are qualified, and there are a sufficient number of Acquiring Fund DARTS registered under the 1933 Act and with each pertinent state securities commission to permit the transfers contemplated by this Agreement to be consummated.

     (p) At or prior to the Closing Date, the Acquiring Fund will have obtained any and all regulatory, trustee and shareholder approvals necessary to issue the Acquiring Fund Common Shares and the Acquiring Fund DARTS to the Target Fund.

     (q) The Acquiring Fund has filed, or intends to file, or has obtained extensions to file, all federal, state and local tax returns which are required to be filed by it, and has paid or has obtained extensions to pay, all federal, state and local taxes shown on said returns to be due and owing and all assessments received by it, up to and including the taxable year in which the Closing Date occurs. All tax liabilities of the Acquiring Fund have been adequately provided for on its books, and no tax deficiency or liability of the Acquiring Fund has been asserted and no question with respect thereto has been raised by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid, up to and including the taxable year in which the Closing Date occurs.

     (r) The Acquiring Fund has elected to qualify and has qualified as a RIC as of and since its inception; has been a RIC under the Code at all times since the end of its first taxable year when it so qualified; qualifies and will continue to qualify as a RIC under the Code; and has satisfied the distribution requirements imposed by the Code for each of its taxable years. The Acquiring Fund has not at any time since its inception been liable for, and is not now liable for, and will not be liable for on the Closing Date, any material income or excise tax pursuant to Section 852 or
     Section 4982 of the Code.

2.   Representations and Warranties of the Target Fund.

The Target Fund represents and warrants to, and agrees with, the Acquiring Fund that:

     (a) The Target Fund is a Massachusetts business trust, with transferable shares, duly organized, validly existing in conformity with the laws of The Commonwealth of Massachusetts, and has the power to own all of its assets and to carry out this Agreement. The Target Fund has all necessary federal, state and local authorizations to carry on its business as it is now being conducted and to carry out this Agreement.

     (b) The Target Fund is duly registered under the 1940 Act as a diversified, closed-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect. The Target Fund has elected and qualified for the special tax treatment afforded RICs under
     Section 851 of the Code at all times since its inception, and intends to continue to so qualify through its taxable year ending upon liquidation.

     (c) As used in this Agreement, the term "Target Fund Investments" shall mean: (i) the investments of the Target Fund shown on the schedule of its investments as of the Valuation Time furnished to the Acquiring Fund; and
     (ii) all other assets owned by the Target Fund or liabilities incurred as of the Valuation Time.

     (d) The Target Fund has full power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action of its Board of Trustees and this Agreement constitutes a valid and binding contract enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto.

     (e) The Target Fund has furnished the Acquiring Fund with the Target Fund's Annual Report to Shareholders for the fiscal year ended May 31, 2006, and the audited financial statements appearing therein, having been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, and the Target Fund's unaudited Semi-Annual Report to Shareholders dated November 30, 2006 fairly presents the financial position of the Target Fund as of the respective dates indicated, in conformity with accounting principles generally accepted in the United States applied on a consistent basis.

     (f) An unaudited statement of assets, liabilities and capital of the Target Fund and an unaudited schedule of investments of the Target Fund, each as of the Valuation Time, will be furnished to the Acquiring Fund at or prior to the Closing Date for the purpose of determining the number of shares of Acquiring Fund Common Shares and Acquiring Fund DARTS to be issued to the Target Fund pursuant to Section 3 of this Agreement; each will fairly present the financial position of the Target Fund as of the Valuation Time in conformity with generally accepted accounting principles applied on a consistent basis.

     (g) There are no material legal, administrative or other proceedings pending or, to the knowledge of the Target Fund, threatened against it which assert liability on the part of the Target Fund or which materially affect its financial condition or its ability to consummate the Reorganization. The Target Fund is not charged with or, to the best of its knowledge, threatened with any violation or investigation of any possible violation of any provisions of any federal, state or local law or regulation or administrative ruling relating to any aspect of its business.

     (h) There are no material contracts outstanding to which the Target Fund is a party that have not been disclosed in the N-14 Registration Statement or will not otherwise be disclosed to the Acquiring Fund prior to the Valuation Time.

     (i) The Target Fund is not obligated under any provision of its Declaration of Trust dated March 22, 1993, or its by-laws, as amended, or a party to any contract or other commitment or obligation, and is not subject to any order or decree which would be violated by its execution of or performance under this Agreement, except insofar as the Funds have mutually agreed to amend such contract or other commitment or obligation to cure any potential violation as a condition precedent to the Reorganization.

     (j) The Target Fund has no known liabilities of a material amount, contingent or otherwise, other than those shown on its statements of assets, liabilities and capital referred to above, those incurred in the ordinary course of its business as an investment company and those incurred in connection with the Reorganization. As of the Valuation Time, the Target Fund will advise the Acquiring Fund in writing of all known liabilities, contingent or otherwise, whether or not incurred in the ordinary course of business, existing or accrued as of such time.

     (k) The Target Fund has filed, or intends to file, or has obtained extensions to file, all federal, state and local tax returns which are required to be filed by it, and has paid or has obtained extensions to pay, all federal, state and local taxes shown on said returns to be due and owing and all assessments received by it, up to and including the taxable year in which the Closing Date occurs. All tax liabilities of the Target Fund have been adequately provided for on its books, and no tax deficiency or liability of the Target Fund has been asserted and no question with respect thereto has been raised by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid, up to and including the taxable year in which the Closing Date occurs.

     (l) At both the Valuation Time and the Closing Date, the Target Fund will have full right, power and authority to sell, assign, transfer and deliver the Target Fund Investments. At the Closing Date, subject only to the obligation to deliver the Target Fund Investments as contemplated by this Agreement, the Target Fund will have good and marketable title to all of the Target Fund Investments, and the Acquiring Fund will acquire all of the Target Fund Investments free and clear of any encumbrances, liens or security interests and without any restrictions upon the transfer thereof (except those imposed by the federal or state securities laws and those imperfections of title or encumbrances as do not materially detract from the value or use of the Target Fund Investments or materially affect title thereto).

     (m) No consent, approval, authorization or order of any court or governmental authority or self-regulatory organization is required for the consummation by the Target Fund of the Reorganization, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, state securities laws or the rules of the NYSE.

     (n) The N-14 Registration Statement, on its effective date, at the time of the shareholders' meetings called to vote on this Agreement and on the Closing Date, insofar as it relates to the Target Fund (i) complied or will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder, and
     (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Joint Proxy
     Statement/Prospectus included therein did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall apply only to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information furnished by the Target Fund for use in the N-14 Registration Statement.

     (o) The Target Fund is authorized to issue full and fractional common shares of beneficial interest, no par value (the "Target Fund Common Shares"), and preferred shares of beneficial interest, no par value ("Target Fund Preferred Shares"). Each outstanding Target Fund Common Share and each outstanding Target Fund Preferred Share is fully paid and nonassessable, and has full voting rights and no person is entitled to any preemptive or other similar rights with respect to Target Fund Common Shares and Target Fund Preferred Shares. In regard to the statement that Target Fund Common Shares and Target Fund Preferred Shares are non-assessable, it is noted that the Target Fund is an entity of the type commonly known as a "Massachusetts business trust." Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Target Fund.

     (p) All of the issued and outstanding Target Fund Common Shares and Target Fund Preferred Shares were offered for sale and sold in conformity with all applicable federal and state securities laws.

     (q) The books and records of the Target Fund made available to the Acquiring Fund and/or its counsel are substantially true and correct and contain no material misstatements or omissions with respect to the operations of the Target Fund.

     (r) The Target Fund will not sell or otherwise dispose of any of the Acquiring Fund Common Shares or Acquiring Fund DARTS to be received in the Reorganization, except in distribution to the shareholders of the Target Fund, as provided in Section 3 of this Agreement.

     (s) The Target Fund has elected to qualify and has qualified as a "RIC" under the Code as of and since its inception; has been a RIC under the Code at all times since the end of its first taxable year when it so qualified; qualifies and will continue to qualify as a RIC under the Code for its taxable year ending upon its liquidation; and has satisfied the distribution requirements imposed by the Code for each of its taxable years. The Target Fund has not at any time since its inception been liable for, is not now liable for, and will not be liable for on the Closing Date, any material income excise tax under Section 852 or Section 4982 of the Code.

3.   The Reorganization.

     (a) Subject to receiving the requisite approvals of the shareholders of the Acquiring Fund and the Target Fund, and to the other terms and conditions contained herein, the Target Fund agrees to convey, transfer and deliver to the Acquiring Fund and the Acquiring Fund agrees to acquire from the Target Fund, on the Closing Date, all of the Target Fund Investments (including interest accrued as of the Valuation Time on debt instruments), including the assumption of substantially all of the liabilities of the Target Fund, in exchange for that number of Acquiring Fund Common Shares and Acquiring Fund DARTS provided in Section 4 of this Agreement. Pursuant to this Agreement, as soon as practicable after the Closing Date, the Target Fund will distribute all Acquiring Fund Common Shares and Acquiring Fund DARTS received by it to its shareholders constructively in exchange for their Target Fund Common Shares and Target Fund Preferred Shares. Such distributions shall be accomplished by the opening of shareholder accounts on the share ledger records of the Acquiring Fund in the amounts due the shareholders of the Target Fund based on their respective holdings in the Target Fund as of the Valuation Time.

     (b) If it is determined that the portfolios of the Target Fund and the Acquiring Fund, when aggregated, would contain investments exceeding certain percentage limitations imposed upon the Acquiring Fund with respect to such investments, the Target Fund, if requested by the Acquiring Fund, will dispose of a sufficient amount of such investments as may be necessary to avoid violating such limitations as of the Closing Date. Notwithstanding the foregoing, (a) nothing herein will require the Target Fund to dispose of any portfolios, securities or other investments, if, in the reasonable judgment of the Target Fund's trustees or investment adviser, such disposition would adversely affect the tax-free nature of the Reorganization for federal income tax purposes or would otherwise not be in the best interests of the Target Fund, and (b) nothing will permit the Target Fund to dispose of any portfolio securities or other investments if, in the reasonable judgment of the Acquiring Fund's trustees or investment adviser, such disposition would adversely affect the tax-free nature of the Reorganization for federal income tax purposes or would otherwise not be in the best interests of the Acquiring Fund.

     (c) Prior to the Closing Date, the Target Fund shall declare a dividend or dividends which, together with all such previous dividends, shall have the effect of distributing to their respective shareholders all of their respective net investment company taxable income to and including the Closing Date, if any (computed without regard to any deduction for dividends paid), and all of its net capital gain, if any, realized to and including the Closing Date.

     (d) The Target Fund will pay or cause to be paid to the Acquiring Fund any interest the Target Fund receives on or after the Closing Date with respect to any of the Target Fund Investments transferred to the Acquiring Fund hereunder.

     (e) The Valuation Time shall be 4:00 p.m., Eastern time, on May 29, 2007, or such earlier or later day and time as may be mutually agreed upon in writing (the "Valuation Time").

     (f) Recourse for liabilities assumed from the Target Fund by the Acquiring Fund in the Reorganization will be limited to the assets acquired by the Acquiring Fund. The known liabilities of the Target Fund, as of the Valuation Time, shall be confirmed to the Acquiring Fund pursuant to
     Section 2(j) of this Agreement.

     (g) The Target Fund will be terminated following the Closing Date by terminating its registration under the 1940 Act and its organization under Massachusetts law and will withdraw its authority to do business in any state where it is required to do so.

     (h) The Acquiring Fund will file with the Secretary of State of The Commonwealth of Massachusetts, as required, any amendment to its
     Declaration of Trust and by-laws establishing the powers, rights and preferences of the Acquiring Fund DARTS prior to the closing of the Reorganization.

     (i) The Acquiring Fund and the Target Fund each understand and acknowledge that the Acquiring Fund has or intends to enter into similar Agreements and Plans of Reorganization ("Other Reorganizations") with the John Hancock Patriot Premium Dividend Fund I, John Hancock Patriot Select Dividend Trust and the John Hancock Patriot Global Dividend Fund ("Other Target Funds") pursuant to which the Acquiring Fund (1) would acquire all substantially all of the assets and assume substantially all of the liabilities of each of the Other Target Funds, and (2) common and preferred shareholders of the Other Target Funds will become Common and DARTS shareholders, respectively, of the Acquiring Fund. The effective dates of such Other Reorganizations are expected to be in proximity to the Closing Date, however, they are not expected to occur simultaneously with the Reorganization or with one another and may occur at any such time as the Acquiring Fund and each Other Target Fund may agree. The consummation of the Reorganization is not conditioned upon the consummation of any such Other Reorganization. The Acquiring Fund and the Target Fund understand, acknowledge and agree that any or all of such Other Reorganizations may not occur and the status of any such Other Reorganization will not have a bearing on the consummation of the Reorganization.

4. Issuance and Valuation of Acquiring Fund Common Shares and Acquiring Fund DARTS in the Reorganization.

     (a) Acquiring Fund Common Shares and Acquiring Fund DARTS of an aggregate net asset value or aggregate liquidation preference, as the case may be, equal to the value of the Target Fund Investments acquired in the Reorganization determined as hereinafter provided, shall be issued by the Acquiring Fund to the Target Fund in exchange for such Target Fund Investments. The Acquiring Fund will issue to the Target Fund (i) a number of Acquiring Fund Common Shares, the aggregate net asset value of which will equal the aggregate net asset value of the Target Fund Common Shares, determined as set forth below, and (ii) a number of Acquiring Fund DARTS, the aggregate liquidation preference and value of which will equal the aggregate liquidation preference and value of the Target Fund Preferred Shares, determined as set forth below.

     (b) The net asset value of the Funds' Common Shares and the liquidation preference and value of the Target Fund Preferred Shares and the Acquiring Fund DARTS shall be determined as of the Valuation Time in accordance with the regular procedures of the investment adviser, and no formula will be used to adjust the net asset value so determined of any Fund to take into account differences in realized and unrealized gains and losses. Values in all cases shall be determined as of the Valuation Time. The value of the Target Fund Investments to be transferred to the Acquiring Fund shall be determined pursuant to the regular procedures of the investment adviser.

     (c) The net asset value per share of the Acquiring Fund Common Shares and the liquidation preference and value per share of the Acquiring Fund DARTS shall be determined in accordance with such procedures and the Acquiring Fund shall certify the computations involved. For purposes of determining the net asset value of each Target Fund Common Share and Acquiring Fund Common Share, the value of the securities held by the applicable Fund, plus any cash or other assets (including interest accrued but not yet received), minus all liabilities (including accrued expenses) and the aggregate liquidation value of the outstanding shares of Target Fund Preferred Shares or Acquiring Fund DARTS, as the case may be, shall be divided by the total number of Target Fund Common Shares or Acquiring Fund Common Shares, as the case may be, outstanding at such time.

     (d) The Acquiring Fund shall issue to the Target Fund Acquiring Fund Common Shares and the Acquiring Fund DARTS, each registered in the name of the Target Fund. The Target Fund shall then distribute the Acquiring Fund Common Shares and the Acquiring Fund DARTS to the holders of Target Fund
     Common Shares and Target Fund Preferred Shares by establishing open accounts for each Target Fund shareholder on the share ledger records of the Acquiring Fund. Certificates representing Acquiring Fund Common Shares and Acquiring Fund DARTS will not be issued to Target Fund shareholders. With respect to any Target Fund shareholder holding certificates evidencing ownership of Target Fund Common Shares as of the Closing Date, and subject to the Acquiring Fund being informed thereof in writing by the Target Fund, the Acquiring Fund will not permit such shareholder to receive Acquiring Fund Common Shares or Acquiring Fund DARTS, exchange Acquiring Fund Common Shares or Acquiring Fund DARTS credited to such shareholder's account for shares of other investment companies managed by the Adviser or any of its affiliates, or pledge or redeem such Acquiring Fund Common Shares or Acquiring Fund DARTS, in any case, until notified by the Target Fund or its agent that such shareholder has surrendered his or her outstanding certificates evidencing ownership of Target Fund Common Shares or Target Fund Preferred Shares or, in the event of lost certificates, posted adequate bond. The Target Fund, at its own expense, will request its shareholders to surrender their outstanding certificates evidencing ownership of Target Fund Common Shares or Target Fund Preferred Shares, as the case may be, or post adequate bond therefor.

     (e) No fractional shares of Acquiring Fund Common Shares will be issued to holders of Target Fund Common Shares unless such shares are held in a Dividend Reinvestment Plan account. In lieu thereof, the Acquiring Fund's transfer agent, Mellon Investor Services, will aggregate all fractional Acquiring Fund Common Shares to be issued in connection with the Reorganization (other than those issued to a Dividend Reinvestment Plan account) and sell the resulting full shares on the New York Stock Exchange at the current market price for Acquiring Fund Common Shares for the account of all holders of such fractional interests, and each such holder will receive such holder's pro rata share of the proceeds of such sale upon surrender of such holder's certificates representing Acquiring Fund Common Shares.

5.   Payment of Expenses.

     (a) Except as otherwise provided in this Section 5, the costs associated with the Reorganization will be borne by Common Shareholders of the Target Fund and the Acquiring Fund in proportion to their projected annual expense savings as a result of the Reorganization. John Hancock Advisers, LLC the adviser to the Acquiring Fund and the Target Fund (the "Adviser"), will bear the balance of the costs of the Reorganization; provided, however, that the Acquiring Fund and the Target Fund will each pay any brokerage commissions, deal mark-ups and similar expenses ("Portfolio Expenses").

     (b) In the event the transactions contemplated by this Agreement are not consummated, then the costs associated with the Reorganization (other than Portfolio Expenses that the Acquiring Fund and Target Fund may incur in connection with the purchase or sale of portfolio securities) will be borne by the Acquiring Fund and the Other Target Funds whose shareholders have approved the Other Reorganizations in proportion to their projected annual expense savings as a result of the Other Reorganizations. The Adviser will bear the balance of such costs.

     (c) Notwithstanding any other provisions of this Agreement, if for any reason the transactions contemplated by this Agreement are not consummated, neither the Acquiring Fund nor the Target Fund shall be liable to the other for any damages resulting therefrom, including, without limitation, consequential damages, except as specifically set forth above.

     (d) Notwithstanding any of the foregoing, costs and expenses will in any event be paid by the party directly incurring them if and to the extent that the payment by another party of such costs and expenses would result in the disqualification of such party as a "regulated investment company" within the meaning of Subchapter M of the Code.

6.   Covenants of the Funds.
     (a) Each Fund covenants to operate its business as presently conducted in the ordinary course of business between the date hereof and the Closing Date, it being understood that such ordinary course of business will include regular and customary dividends and distributions.

     (b) The Target Fund agrees that following the consummation of the Reorganization, it will terminate in accordance with the laws of The Commonwealth of Massachusetts and any other applicable law, it will not make any distributions of any Acquiring Fund Common Shares or Acquiring Fund DARTS other than to its respective shareholders and without first paying or adequately providing for the payment of all of its respective liabilities not assumed by the Acquiring Fund, if any, and on and after the Closing Date it shall not conduct any business except in connection with its termination.

     (c) The Target Fund undertakes that if the Reorganization is consummated, it will file an application pursuant to Section 8(f) of the 1940 Act for an order declaring that the Target Fund has ceased to be a registered investment company.

     (d) The Acquiring Fund will file the N-14 Registration Statement with the Securities and Exchange Commission (the "Commission") and will use its best efforts to provide that the N-14 Registration Statement becomes effective as promptly as practicable. Each Fund agrees to cooperate fully with the other, and each will furnish to the other the information relating to itself to be set forth in the N-14 Registration Statement as required by the 1933 Act, the 1934 Act the 1940 Act, and the rules and regulations thereunder and the state securities laws.

     (e) The Acquiring Fund has no plan or intention to sell or otherwise dispose of the Target Fund Investments, except for dispositions made in the ordinary course of business.

     (f) Each of the Funds agrees that by the Closing Date all of its federal and other tax returns and reports required to be filed on or before such date shall have been filed and all taxes shown as due on said returns either have been paid or adequate liability reserves have been provided for the payment of such taxes.

     (g) The intention of the parties is that the transaction contemplated by this Agreement will qualify as a reorganization within the meaning of
     Section 368(a) of the Internal Revenue Code. Neither the Acquiring Fund nor the Target Fund shall take any action or cause any action to be taken (including, without limitation, the filing of any tax return) that is inconsistent with such treatment or results in the failure of the transaction to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. At or prior to the Closing Date, the Acquiring Fund and the Target Fund will take such action, or cause such action to be taken, as is reasonably necessary to enable Kirkpatrick & Lockhart Preston Gates Ellis LLP ("K&L Gates"), special counsel to the Funds, to render the tax opinion required herein (including, without limitation, each party's execution of representations reasonably requested by and addressed to K&L Gates).

     (h) In connection with the covenant in subsection (f) above, the Funds agree to cooperate with each other in filing any tax return, amended return or claim for refund, determining a liability for taxes or a right to a refund of taxes or participating in or conducting any audit or other proceeding in respect of taxes. The Acquiring Fund agrees to retain for a period of ten (10) years following the Closing Date all returns, schedules and work papers and all material records or other documents relating to tax matters of the Target Fund for each of such Fund's taxable period first ending after the Closing Date and for all prior taxable periods.

     (i) After the Closing Date, the Target Fund shall prepare, or cause its agents to prepare, any federal, state or local tax returns required to be filed by such fund with respect to its final taxable year ending with its complete liquidation and for any prior periods or taxable years and further shall cause such tax returns to be duly filed with the appropriate taxing authorities. Notwithstanding the aforementioned provisions of this subsection, any expenses incurred by the Target Fund (other than for payment of taxes) in connection with the preparation and filing of said tax returns after the Closing Date shall be borne by such Fund to the extent such expenses have been accrued by such Fund in the ordinary course without regard to the Reorganization; any excess expenses shall be borne pursuant to Section 5 herein.

     (j) The Target Fund and the Acquiring Fund each agrees to mail to its respective shareholders of record entitled to vote at the annual meeting of shareholders at which action is to be considered regarding this Agreement, in sufficient time to comply with requirements as to notice thereof, a combined proxy statement and prospectus which complies in all material respects with the applicable provisions of Section 14(a) of the 1934 Act and Section 20(a) of the 1940 Act, and the rules and regulations, respectively, thereunder.

     (k) Following the  consummation of the  Reorganization,  the Acquiring Fund
     will  continue  its  business  as  a  diversified,   closed-end  management
     investment company registered under the 1940 Act.

7.   Closing Date.

     (a) Delivery of the Target Fund Investments, and of the Acquiring Fund Common Shares and Acquiring Fund DARTS to be issued as provided in this Agreement, shall be made at such place and time as the Funds shall mutually agree on the next full business day following the Valuation Time, or at such other time and date agreed to by the Funds, the date and time upon which such delivery is to take place being referred to herein as the "Closing Date." To the extent that any Target Fund Investments, for any reason, are not transferable on the Closing Date, the Target Fund shall cause such Target Fund Investments to be transferred to the Acquiring Fund's account with its custodian at the earliest practicable date thereafter.

     (b) The Target Fund will deliver to the Acquiring Fund on the Closing Date confirmation or other adequate evidence as to the tax basis of the Target Fund Investments delivered to the Acquiring Fund hereunder.

     (c) As soon as practicable after the close of business on the Closing Date, the Target Fund shall deliver to the Acquiring Fund a list of the names and addresses of all of the shareholders of record of the Target Fund on the Closing Date and the number of Target Fund Common Shares and Target Fund Preferred Shares owned by each such shareholder, certified to the best of its knowledge and belief by the transfer agent for the Target Fund or by its President.

8.   Conditions of the Target Fund.

The obligations of the Target Fund hereunder shall be subject to the following conditions:

     (a) That this Agreement shall have been adopted, and the Reorganization shall have been approved, by the Board of Trustees of the Target Fund and by the affirmative vote of the holders of a majority of the outstanding
     Target Fund Common Shares and of the outstanding Target Fund Preferred Shares, each voting separately as a class; and that the Acquiring Fund shall have delivered to the Target Fund a copy of the resolution approving this Agreement adopted by the Board of Trustees of the Acquiring Fund, a certificate setting forth the vote of holders of Acquiring Fund Common Shares approving the issuance of additional Acquiring Fund Common Shares, and a certificate setting for the vote of holders of Acquiring Fund DARTS approving the issuance of additional Acquiring Fund DARTS, each certified by its Secretary or Assistant Secretary.

     (b) That the Target Fund shall have received from the Acquiring Fund a statement of assets, liabilities and capital, with values determined as provided in Section 4 of this Agreement, together with a schedule of such Fund's investments, all as of the Valuation Time, certified on the Acquiring Fund's behalf by its President (or any Vice President) and its Treasurer or Assistant Treasurer, and a certificate signed by the Fund's President (or any Vice President) and its Treasurer or Assistant Treasurer, dated as of the Closing Date, certifying that as of the Valuation Time and as of the Closing Date there has been no material adverse change in the financial position of the Acquiring Fund since the date of such Fund's most recent Annual or Semi-Annual Report, as applicable, other than changes in its portfolio securities since that date or changes in the market value of its portfolio securities.

     (c) That the Acquiring Fund shall have furnished to the Target Fund a certificate signed by the Acquiring Fund's President (or any Vice President) and its Treasurer or Assistant Treasurer, dated as of the Closing Date, certifying that, as of the Valuation Time and as of the Closing Date, all representations and warranties of the Acquiring Fund made in this Agreement are true and correct in all material respects with the same effect as if made at and as of such dates, and that the Acquiring Fund has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to each of such dates.

     (d) That there shall not be any material litigation pending with respect to the matters contemplated by this Agreement.

     (e) The Target Fund shall have received the opinion(s) of K&L Gates, counsel for the Acquiring Fund, dated as of the Closing Date, addressed to the Target Fund substantially in the form and to the effect that:

          (i) the Acquiring Fund is duly formed and validly existing under the laws of its state of organization;

          (ii) the Acquiring Fund is registered as a closed-end, management investment company under the 1940 Act;

          (iii) this Agreement and the Reorganization provided for herein and the execution of this Agreement have been duly authorized and approved by all requisite action of the Acquiring Fund, and this Agreement has been duly executed and delivered by the Acquiring Fund and (assuming this Agreement is a valid and binding obligation of the other party hereto) is a valid and binding obligation of the Acquiring Fund;

          (iv) neither the execution or delivery by the Acquiring Fund of this Agreement nor the consummation by the Acquiring Fund of the transactions contemplated hereby violate any provision of any statute or any published regulation or any judgment or order disclosed to counsel by the Acquiring Fund as being applicable to the Acquiring Fund;

          (v) the Acquiring Fund Common Shares and Acquiring Fund DARTS have been duly authorized and, upon issuance thereof in accordance with this Agreement, will be validly issued, fully paid and nonassessable and no person is entitled to any preemptive or other similar rights with respect to Acquiring Fund Common Shares and Acquiring Fund DARTS. In regard to the statement that Acquiring Fund Common Shares and Acquiring Fund DARTS are non-assessable, such opinion will note that the Acquiring Fund is an entity of the type commonly known as a "Massachusetts business trust." Under Massachusetts's law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Acquiring Fund; and

          (vi) to their knowledge and subject to the qualifications set forth below, the execution and delivery by the Acquiring Fund of this Agreement and the consummation of the transactions herein contemplated do not require, under the laws of its state of organization or any state in which the Acquiring Fund is qualified to do business or the federal laws of the United States, the consent, approval, authorization, registration, qualification or order of, or filing with, any court or governmental agency or body (except such as have been obtained). Counsel need express no opinion, however, as to any such consent, approval, authorization, registration, qualification, order or filing which may be required as a result of the involvement of other parties to this Agreement in the transactions herein contemplated because of their legal or regulatory status or because of any other facts specifically pertaining to them.

     (f) The Target Fund shall have obtained an opinion from K&L Gates dated as of the Closing Date, addressed to the Target Fund, and based upon such representations of the parties as K&L Gates may reasonably request, that the consummation of the transactions set forth in this Agreement comply with the requirements of a reorganization as described in Section 368(a) of the Internal Revenue Code.

     (g) That all proceedings taken by each of the Funds and its counsel in connection with the Reorganization and all documents incidental thereto shall be satisfactory in form and substance to the others.

     (h) That the N-14 Registration Statement shall have become effective under the 1933 Act, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of the Acquiring Fund, be contemplated by the SEC.

9.   Acquiring Fund Conditions.
The obligations of the Acquiring Fund hereunder shall be subject to the following conditions:

     (a) That this Agreement shall have been adopted, and the Reorganization shall have been approved, by the Board of Trustees of the Acquiring Fund and that the issuance of additional Acquiring Fund Common Shares shall have been approved by the holders of Acquiring Fund Common Shares by an affirmative vote of a majority of the votes cast, provided that total votes cast represent over 50% in interest of all securities entitled to vote on the matter; and that the issuance of additional Acquiring Fund DARTS shall have been approved by the holders of Acquiring Fund DARTS by an affirmative vote of at least a majority of the shares of the DARTS then outstanding; and the Target Fund shall have delivered to the Acquiring Fund a copy of the resolution approving this Agreement adopted by the Target Fund's Board of Trustees, and a certificate setting forth the vote of the holders of Target Fund Common Shares and Target Fund Preferred Shares obtained, each certified by its Secretary or Assistant Secretary.

     (b) That the Target Fund shall have furnished to the Acquiring Fund a statement of its assets, liabilities and capital, with values determined as provided in Section 4 of this Agreement, together with a schedule of investments with their respective dates of acquisition and tax costs, all as of the Valuation Time, certified on the Target Fund's behalf by its President (or any Vice President) and its Treasurer or Assistant Treasurer, and a certificate signed by such Fund's President (or any Vice President) and its Treasurer or Assistant Treasurer, dated as of the Closing Date, certifying that as of the Valuation Time and as of the Closing Date there has been no material adverse change in the financial position of the Target Fund since the date of such Fund's most recent Annual Report or Semi-Annual Report, as applicable, other than changes in the Target Fund Investments since that date or changes in the market value of the Target Fund Investments.

     (c) That the Target Fund shall have furnished to the Acquiring Fund a certificate signed by the Target Fund's President (or any Vice President) and its Treasurer or Assistant Treasurer, dated the Closing Date, certifying that as of the Valuation Time and as of the Closing Date all representations and warranties of the Target Fund made in this Agreement are true and correct in all material respects with the same effect as if made at and as of such dates and the Target Fund has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to such dates.

     (d) That there shall not be any material litigation pending with respect to the matters contemplated by this Agreement.

     (e) That the Acquiring Fund shall have received the opinion of K&L Gates, counsel for the Target Fund, dated as of the Closing Date, addressed to the Acquiring Fund, substantially in the form and to the effect that:

          (i) the Target Fund is duly formed and validly existing under the laws of its state of organization;

          (ii) the Target Fund is registered as a closed-end, management investment company under the 1940 Act;

          (iii) this Agreement and the Reorganization provided for herein and the execution of this Agreement have been duly authorized by all requisite action of the Target Fund, and this Agreement has been duly executed and delivered by the Target Fund and (assuming this Agreement is a valid and binding obligation of the other party hereto) is a valid and binding obligation of the Target Fund;

          (iv) neither the execution or delivery by the Target Fund of this Agreement nor the consummation by the Target Fund of the transactions contemplated hereby violate any provision of any statute, or any published regulation or any judgment or order disclosed to them by the Target Fund as being applicable to the Target Fund; and

          (v) to their knowledge and subject to the qualifications set forth below, the execution and delivery by the Target Fund of the Agreement and the consummation of the transactions herein contemplated do not require, under the laws of its state of organization or any state in which the Target Fund is qualified to do business, or the federal laws of the United States, the consent, approval, authorization, registration, qualification or order of, or filing with, any court or governmental agency or body (except such as have been obtained under the 1933 Act, 1934 Act, the 1940 Act or the rules and regulations thereunder). Counsel need express no opinion, however, as to any such consent, approval, authorization, registration, qualification, order or filing which may be required as a result of the involvement of other parties to this Agreement in the transactions herein contemplated because of their legal or regulatory status or because of any other facts specifically pertaining to them.

     (f) That the Acquiring Fund shall have obtained an opinion from K&L Gates, counsel for the Target Fund, dated as of the Closing Date, addressed to the Acquiring Fund, and based upon such representation of the parties as K&L Gates may reasonably request, that the consummation of the transactions set forth in this Agreement comply with the requirements of a reorganization as described in Section 368(a) of the Code.

     (g) That the N-14 Registration Statement shall have become effective under the 1933 Act and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of the Target Fund, be contemplated by the SEC.

     (h) That all proceedings taken by the Target Fund and its counsel in connection with the Reorganization and all documents incidental thereto shall be satisfactory in form and substance to the Acquiring Fund.

     (i) That prior to the Closing Date the Target Fund shall have declared a dividend or dividends which, together with all such previous dividends, shall have the effect of distributing to its shareholders all of its net investment company taxable income for the period to and including the Closing Date, if any (computed without regard to any deduction for dividends paid), and all of its net capital gain, if any, realized to and including the Closing Date.

     (j) The NYSE shall have approved the listing of the additional Acquiring Fund Common Shares to be issued to common shareholders of the Target Fund in connection with the reorganization.

     (k) The Acquiring Fund shall have obtained written confirmation from Moody's Investors Services, Inc. ("Moody's") and Standard and Poor's Ratings Group ("S&P") that (i) consummation of the Reorganization will not impair the ratings assigned by such rating agencies to the existing Acquiring Fund DARTS, and (ii) the Acquiring Fund DARTS to be issued pursuant to the Reorganization will be rated "aa2" by Moody's and "AA" by S&P.

10.  Termination, Postponement and Waivers.
     (a) Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and the Reorganization abandoned at any time (whether before or after adoption thereof by the shareholders of the Funds) prior to the Closing Date, or the Closing Date may be postponed (i) by mutual consent of the Boards of Trustees of the Funds, (ii) by the Board of Trustees of the Target Fund if any condition of the Target Fund's obligations set forth in Section 8 of this Agreement has not been fulfilled or waived by such Board, or (iii) by the Board of Trustees of the Acquiring Fund if any condition of the Acquiring Fund's obligations set forth in
     Section 9 of this Agreement have not been fulfilled or waived by such Board.

     (b) If the transactions contemplated by this Agreement have not been consummated by December 31, 2007, this Agreement automatically shall terminate on that date, unless a later date is mutually agreed to by the Boards of Trustees of the Funds.

     (c) In the event of termination of this Agreement pursuant to the provisions hereof, the same shall become void and have no further effect, and there shall not be any liability on the part of any Fund or persons who are their directors, trustees, officers, agents or shareholders in respect of this Agreement. (d) At any time prior to the Closing Date, any of the terms or conditions of this Agreement benefiting a Fund may be waived by the Board of Trustees of such Fund, if, in the judgment of such Board after consultation with its counsel, such action or waiver will not have a material adverse effect on the benefits intended under this Agreement to the shareholders of their respective fund, on behalf of which such action is taken.

     (e) The respective representations and warranties contained in Sections 1 and 2 of this Agreement shall expire with, and be terminated by, the consummation of the Reorganization, and neither Fund nor any of its officers, trustees, agents or shareholders shall have any liability with respect to such representations or warranties after the Closing Date. This provision shall not protect any officer, trustee, agent or shareholder of either Fund against any liability to the entity for which that officer, trustee, agent or shareholder so acts or to its shareholders, to which that officer, trustee, agent or shareholder otherwise would be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties in the conduct of such office.

     (f) If any order or orders of the Commission with respect to this Agreement shall be issued prior to the Closing Date and shall impose any terms or conditions which are determined by action of the Boards of Trustees of the Funds to be acceptable, such terms and conditions shall be binding as if a part of this Agreement without further vote or approval of the shareholders of the Funds unless such terms and conditions shall result in a change in the method of computing the number of Acquiring Fund Common Shares or Acquiring Fund DARTS to be issued to the Acquired Fund, in which event, unless such terms and conditions shall have been included in the proxy solicitation materials furnished to the shareholders of the Funds prior to the meetings at which the Reorganization shall have been approved, this Agreement shall not be consummated and shall terminate unless the Funds promptly shall call a special meeting of shareholders at which such conditions so imposed shall be submitted for approval.

11.  Indemnification.
     (a) Each party (an "Indemnitor") shall indemnify and hold the other and its officers, trustees, agents and persons controlled by or controlling any of them (each an "Indemnified Party") harmless from and against any and all losses, damages, liabilities, claims, demands, judgments, settlements, deficiencies, taxes, assessments, charges, costs and expenses of any nature whatsoever (including reasonable attorneys' fees) including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by such Indemnified Party in connection with the defense or disposition of any claim, action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such Indemnified Party may be or may have been involved as a party or otherwise or with which such Indemnified Party may be or may have been threatened (collectively, the "Losses") arising out of or related to any claim of a breach of any representation, warranty or covenant made herein by the Indemnitor, provided, however, that no Indemnified Party shall be indemnified hereunder against any Losses arising directly from such Indemnified Party's willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such Indemnified Party's position.

     (b) The Indemnified Party shall use its best efforts to minimize any liabilities, damages, deficiencies, claims, judgments, assessments, costs and expenses in respect of which indemnity may be sought hereunder. The Indemnified Party shall give written notice to Indemnitor within the earlier of ten (10) days of receipt of written notice to Indemnified Party or thirty (30) days from discovery by Indemnified Party of any matters which may give rise to a claim for indemnification or reimbursement under this Agreement. The failure to give such notice shall not affect the right of Indemnified Party to indemnity hereunder unless such failure has materially and adversely affected the rights of the Indemnitor; provided that in any event such notice shall have been given prior to the expiration of the Survival Period. At any time after ten (10) days from the giving of such notice, Indemnified Party may, at its option, resist, settle or otherwise compromise, or pay such claim unless it shall have received notice from Indemnitor that Indemnitor intends, at Indemnitor's sole cost and expense, to assume the defense of any such matter, in which case Indemnified Party shall have the right, at no cost or expense to Indemnitor, to participate in such defense. If Indemnitor does not assume the defense of such matter, and in any event until Indemnitor states in writing that it will assume the defense, Indemnitor shall pay all costs of Indemnified Party arising out of the defense until the defense is assumed; provided, however, that Indemnified Party shall consult with Indemnitor and obtain Indemnitor's prior written consent to any payment or settlement of any such claim. Indemnitor shall keep Indemnified Party fully apprised at all times as to the status of the defense. If Indemnitor does not assume the defense, Indemnified Party shall keep Indemnitor apprised at all times as to the status of the defense. Following indemnification as provided for hereunder, Indemnitor shall be subrogated to all rights of Indemnified Party with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.

12.  Other Matters.

     (a) All covenants, agreements, representations and warranties made under this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.

     (b) All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally or sent by registered mail or certified mail, postage prepaid. Notice to the Target Fund shall be addressed to the Target Fund c/o John Hancock, 601 Congress Street, Boston, Massachusetts 02210, Attention: General Counsel, or at such other address as the Target Fund may designate by written notice to the Acquiring Fund. Notice to the Acquiring Fund shall be addressed to the Acquiring Fund c/o 601 Congress Street, Boston, Massachusetts 02210, Attention: General Counsel, or at such other address and to the attention of such other person as the Acquiring Fund may designate by written notice to the Target Fund. Any notice shall be deemed to have been served or given as of the date such notice is delivered personally or mailed.

     (c) This Agreement supersedes all previous correspondence and oral communications between the parties regarding the Reorganization, constitutes the only understanding with respect to the Reorganization, may not be changed except by a letter of agreement signed by each party and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts applicable to agreements made and to be performed in said state.

     (d) It is expressly agreed that the obligations of the Acquiring Fund and the Target Fund hereunder shall not be binding upon any of their respective trustees, shareholders, nominees, officers, agents, or employees personally, but shall bind only the trust property of the respective Fund as provided in such Fund's Declaration of Trust. A copy of the Declaration of Trust of each of the Acquiring Fund and the Target Fund is on file with the Secretary of State of The Commonwealth of Massachusetts. The execution and delivery of this Agreement has been authorized by the trustees of each Fund and signed by authorized officers of each Fund, acting as such, and neither such authorization by such trustees, nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of each Fund as provided in such Fund's Declaration of Trust.

     (e) It is further expressly agreed that this Agreement shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts.

     (f) This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original but all such counterparts together shall constitute but one instrument.


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                                       21

IN WITNESS WHEREOF, the parties have hereunto caused this Agreement to be executed and delivered by their duly authorized officers as of the 25th day of May, 2007.


JOHN HANCOCK PATRIOT PREMIUM DIVIDEND FUND II



By:       /s/Keith F. Hartstein
Name:     Keith F. Hartstein
Title:    President and Chief Executive Officer


Attest:   /s/Alfred P. Ouellette
Name:     Alfred P. Ouellette
Title:    Assistant Secretary



JOHN HANCOCK PATRIOT PREFERRED DIVIDEND FUND



By:       /s/Paul Kane
Name:     Paul Kane
Title:    Assistant Treasurer


Attest:   /s/Alfred P. Ouellette
Name:     Alfred P. Ouellette
Title:    Assistant Secretary



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